UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2007

THE TOPPS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of
incorporation)

000-15817 (Commission File Number)	11-2849283 (IRS Employer Identification No.)

One Whitehall Street, New York, NY (Address of principal executive offices)	10004-2109 (Zip Code)

212-376-0300
(Registrant’s telephone number, including area code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 19, 2007, The Topps Company, Inc. (“Topps”) held a special stockholders meeting at which stockholders were asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, effective March 5, 2007, by and among Topps, Tornante-MDP Joe Holding LLC and Tornante-MDP Joe Acquisition Corp. Topps issued a press release on September 19, 2007 announcing that, based on a preliminary count of the votes cast at the special meeting, Topps stockholders have approved the pending merger agreement providing for the acquisition of Topps by The Tornante Company LLC and Madison Dearborn Partners, LLC. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

In light of the preliminary results of the stockholder vote on the merger and the expected closing of the transaction in October 2007, Topps does not expect to hold its 2008 Annual Meeting of Stockholders for the election of directors, among other things.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release of The Topps Company, Inc., dated September 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2007

THE TOPPS COMPANY, INC.
By:	/s/ Scott Silverstein
Name: Scott Silverstein
Title: President & Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of The Topps Company, Inc., dated September 19, 2007